UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 13, 2014

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and are therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Chief Financial Officer

On August 13, 2014, Brian J. Smrdel, the Company’ s Chief Financial Officer, tendered his resignation to the Company effective as of that date. On August 13, 2014, the Board of Directors appointed Gregory J. Fluet as the Company’s Interim Chief Financial Officer and Principal Financial Officer. Mr. Fluet has served as a Director of the Company and as the Company’ s Chief Executive Officer since January 25, 2013.

2014 Incentive Program Payouts

On August 13, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of Urologix, Inc. (the “Company”) recommended, and the Board of Directors approved, payouts under the cash incentive program for fiscal year 2014 that was adopted on August 13, 2013 (the “2014 Incentive Plan”) to Gregory J. Fluet, the Company’s Chief Executive Officer; Lisa A. Ackermann, the Company’s Executive Vice President, Sales and Marketing, and Brian Smrdel, the Company’s Chief Financial Officer (collectively, the “Executives”).

The performance goals under the 2014 Incentive Plan for the Executives consisted of the Company’s revenue for fiscal year 2014 and its cash balance at the end of fiscal year 2014, with these goals weighted 75% and 25%, respectively.

The Company’s revenue for fiscal year 2014 did not meet the minimum amount set by the Committee and no bonus was payable with respect to this performance goal. While the Company’s cash balance at the end of fiscal year 2014 exceeded the target level established by the Committee, under the terms of the 2014 Incentive Plan, the target amount was also the minimum and maximum amount and there was no adjustment in the bonus amount for achievement beyond the target. Accordingly, the Committee recommended and the Board approved a bonus for achievement of the cash balance performance goal to Mr. Fluet of $25,000 and Ms. Ackermann of $20,000. No bonus was approved for Mr. Smrdel.

Director Compensation

On August 12, 2014, the Compensation Committee recommended, and on August 13, 2014, the Board of Directors approved, an award of restricted stock to each non-employee director serving as a member of the Company’s Board of Directors immediately following the 2014 Annual Meeting of Shareholders (the “Annual Meeting”), with the number of shares of restricted stock equal to $5,000 divided by the closing price of the Company’s common stock on the date of the Annual Meeting, rounded up to the next whole share, and subject to a maximum award of 50,000 shares per director.

The restricted stock award will be granted under the Company’s 2012 Stock Incentive Plan, and granted on the date of the Annual Meeting. The restrictions on the restricted stock will lapse on the first business day immediately prior to the date of the Company’s 2015 Annual Meeting of Shareholders if the director is serving as a director as of such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 19, 2014	UROLOGIX, INC.

	By:	/s/ Gregory J. Fluet
Gregory J. Fluet
Chief Executive Officer